Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference of our name and our report contained in the Annual Report on Form 10-K of Noble Energy, Inc. for the year ended December 31, 2019, in this Registration Statement on Form S-8 of Noble Energy, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Senior Vice President

Houston, Texas
May 8, 2020